EXHIBIT 99.1

                   AMENDED AND RESTATED JOINT FILING AGREEMENT

         Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D (or any amendment thereof) need be filed on their behalf with respect to the beneficial ownership of any equity securities of Senior Housing Properties Trust, a Maryland real estate investment trust ("SNH"), or any subsequent acquisitions or dispositions of equity securities of SNH by the undersigned. This Agreement amends and restates a predecessor agreement dated October 23, 2001.

November 8, 2005            HRPT PROPERTIES TRUST


                            By: /s/ John C. Popeo
                                John C. Popeo
                                Treasurer, Chief Financial Officer and Secretary


                            REIT MANAGEMENT & RESEARCH LLC


                            By: /s/ John C. Popeo
                                John C. Popeo
                                Vice President and Treasurer


                            REIT MANAGEMENT & RESEARCH TRUST

                            By: /s/ John C. Popeo
                                John C. Popeo
                                Vice President and Treasurer


                            /s/ Barry M. Portnoy
                            Barry M. Portnoy, individually


                            /s/ Adam D. Portnoy
                            Adam D. Portnoy, individually